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CIGNA  CORPORATION                                                    EXHIBIT 11
COMPUTATION  OF  EARNINGS  PER  SHARE
(Dollars in millions, except per share amounts)

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
                                                     Three Months Ended
                                                           March 31,
                                                   1997               1996
=============================================================================
PRIMARY EARNINGS PER SHARE

NET INCOME AVAILABLE TO
   COMMON SHARES                               $       288        $       238
------------------------------------------------=============================
WEIGHTED AVERAGE SHARES:
    Common shares                               73,960,087         76,381,612
    Common share equivalents applicable
        to stock options                           627,323            504,442
-----------------------------------------------------------------------------
            Total                               74,587,410         76,886,054
------------------------------------------------=============================

PRIMARY EARNINGS PER SHARE                     $      3.86        $      3.10
------------------------------------------------=============================


FULLY DILUTED EARNINGS PER SHARE

NET INCOME AVAILABLE TO
   COMMON SHARES                               $       288        $       238
------------------------------------------------=============================
WEIGHTED AVERAGE SHARES:
    Common shares                               73,960,087         76,381,612
    Common share equivalents applicable
        to stock options                           627,323            504,442
-----------------------------------------------------------------------------
    Total                                       74,587,410         76,886,054
------------------------------------------------=============================

FULLY DILUTED EARNINGS PER SHARE               $      3.86        $      3.10
------------------------------------------------=============================
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